PROMISSORY NOTE

$75,000,000                                                    December 15, 1997

         FOR VALUE RECEIVED, SONIC AUTOMOTIVE, INC., a Delaware corporation ("BORROWER"), whose address is 5401 East Independence Boulevard, P.O. Box 18747, Charlotte, North Carolina 28218, promises to pay to FORD MOTOR CREDIT COMPANY, a Delaware corporation ("LENDER"), or order, at 6302 Fairview Road, Suite 500, Charlotte, North Carolina 28210, Attention: Nancy Carner, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000) or so much thereof as is advanced to Borrower, together with interest, adjusted monthly, on the principal balance outstanding from time to time (the "PRINCIPAL BALANCE"), in like money, from the date of this Note to and including the Termination Date (as defined in the Agreement referred to below), at the rate per annum of the Applicable Prime Rate. Capitalized terms used herein and not defined herein shall have the meaning given to such terms in that certain Amended and Restated Credit Agreement, of even date herewith (the "CREDIT AGREEMENT") between the Borrower and the Lender. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Lender, to such domestic account as the Lender may designate, in same day funds. At the time of each Advance, and upon each payment or prepayment of principal of each Advance, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or the amount of principal paid or prepaid with respect to such Advance, as the case may be; PROVIDED that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

         This Note is the "Note" referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


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         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

         Whenever in this Note reference is made to the Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

         This Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as distinguished from the conflicts of law provisions) of the State of North Carolina.

         This Note restates in full that certain "Note" issued under the Credit Agreement and dated as of October 15, 1997, is issued in substitution for and not in payment of such prior note and is not intended to constitute a novation thereof.

                                             SONIC AUTOMOTIVE, INC.


                                             By: /s/ B. Scott Smith
                                                 -------------------------------
                                                 Name: B. Scott Smith
                                                 Title: Chief Operating Officer

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